                                                                   Exhibit 10.34

                                 (CRESCENT LOGO)

                                  OFFICE LEASE

                                     BETWEEN

                CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

                                  ("LANDLORD")

                                       AND

                          GREAT SPIRITS COMPANY L.L.C.

                                   ("TENANT")

                                Table of Contents

                                                                            PAGE
                                                                            ----
1.  Basic Lease Information..............................................     1
2.  Lease Grant..........................................................     2
3.  Term: Adjustment of Commencement Date; Possession....................     2
4.  Rent.................................................................     3
5.  Compliance with Laws: Use............................................     6
6.  Security Deposit.....................................................     7
7.  Services to be Furnished by Landlord.................................     7
8.  Use of Electrical Services by Tenant.................................     8
9.  Leasehold Improvements...............................................     8
10. Repairs and Alterations..............................................     9
11. Entry by Landlord....................................................    10
12. Assignment and Subletting............................................    10
13. Liens................................................................    11
14. Indemnity and Waiver of Claims.......................................    11
15. Insurance............................................................    12
16. Waiver of Subrogation................................................    12
17. Casualty Damage......................................................    13
18. Condemnation.........................................................    13
19. Events of Default....................................................    13
20. Remedies.............................................................    14
21. Limitation of Liability..............................................    16
22. No Waiver............................................................    16
23. Tenant's Right to Possession.........................................    16
24. Relocation...........................................................    16
25. Holding Over.........................................................    16
26. Subordination to Mortgages: Estoppel Certificate.....................    17
27. Attorneys' Fees......................................................    17
28. Notice...............................................................    17
29. Reserved Rights......................................................    18
30. Surrender of Premises................................................    18
31. Hazardous Materials..................................................    18
32. Miscellaneous........................................................    19

EXHIBITS AND RIDERS

EXHIBIT A-1   OUTLINE AND LOCATION OF PREMISES
EXHIBIT A-2   LEGAL DESCRIPTION OF PROPERTY
EXHIBIT B     RULES AND REGULATIONS
EXHIBIT C     COMMENCEMENT LETTER
EXHIBIT D     WORK LETTER
EXHIBIT E     PARKING AGREEMENT

RIDER NO. 1   OPTION TO EXTEND

                                  OFFICE LEASE

     This Office Lease (the "Lease") is entered into, and shall be effective, as of the 24th day of February, 2000 (the "Effective Date"), by and between CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and GREAT SPIRITS COMPANY L.L.C., a Delaware limited liability company ("Tenant").

1. BASIC LEASE INFORMATION. The key business terms used in this Lease are defined as follows:

     A. "Building" shall mean the building located at 1331 Lamar, Houston, Texas 77010, and commonly known as "4 Houston Center".

     B. "Rentable Square Footage of the Building" is deemed to be 674,246 square feet.

     C. "Premises" shall mean the area shown on EXHIBIT A-1 to this Lease. The Premises are located on floor eleven and known as suite number 1125. The "Rentable Square Footage of the Premises" is deemed to be 1,016 square feet. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct and shall not be remeasured.

     D. "Base Rent":

                                    Annual Rate      Monthly
            Period                Per Square Foot   Base Rent
            ------                ---------------   ---------
April 1, 2000 to March 31, 2001       $15.28        $1,293.71

     E. "Tenant's Pro Rata Share" is equal to the Rentable Square Footage of the Premises divided by the Rentable Square Footage of the Building and currently equals .001506868%.

     F. "Term": The period of 12 months starting on the Commencement Date.

     G. "Commencement Date": April 1, 2000.

     H. "Security Deposit": None.

     I. "Guarantor(s)": None.

     J. "Permitted Use": Office and related uses.

     K. "Notice Addresses":

     Tenant:

     On or after the Commencement Date, notices shall be sent to Tenant at the Premises. Prior to the Commencement Date, notices shall be sent to Tenant at the following address:

     1331 Lamar, Suite 900
     Houston, Texas 77010
     Attention: Vicki Arbuthnot
     Telephone: (713) 750-0033
     Facsimile: (713) 756-6150
     Landlord:                       With a copy to:

     Crescent Real Estate Equities   Post Oak Central
     Limited Partnership
     909 Fannin, Suite 100           2000 Post Oak Blvd., Suite 1950
     Houston, Texas 77010            Houston, Texas 77056
     Attention: Property Manager     Attn: Director of Asset Management
     Telephone: (713) 655-5505       Houston Region
     Facsimile: (713) 652-2041

     L. "Rent Address": Rent (defined in SECTION 4.A.) is payable to the order of Crescent Real Estate Equities Limited Partnership at the following address:
P.O. Box 844785, Dallas, Texas 75284-4785 or by wire transfer to Bank of America, Dallas, Texas, ABA# 111-0000-25, Account #163-076-7129.

     M. "Business Day(s)" are Monday through Friday of each week, exclusive of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving and Christmas Day ("Holidays"). Landlord may designate additional Holidays, provided that the additional Holidays are commonly recognized by other office buildings in the area where the Building is located.

     N. "Landlord Work" means the work, if any, that Landlord is obligated to perform in the Premises pursuant to a separate work letter agreement (the "Work Letter"), if any, attached as EXHIBIT D. If a Work Letter is not attached to this Lease or if an attached Work Letter does not require Landlord to perform any work, the occurrence of the Commencement Date shall not be conditioned upon the performance of work by Landlord and, accordingly, SECTION 3.B shall not be applicable to the determination of the Commencement Date.

     O. "Law(s)" means all applicable statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity, now or hereafter adopted, including but not limited to the Americans with Disabilities Act ("ADA") and all laws pertaining to the environment, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Sections 9601 et. seq. ("CERCLA").

     P. "Normal Business Hours" for the Building are 7:30 A.M. to 6:00 P.M. on Business Days and 9:00 A.M. to 1:00 P.M. on Saturdays.

     Q. "Property" means the Building and the parcel(s) of land on which it is located as more fully described on EXHIBIT A-2 together with all other buildings and improvements located thereon; and at Landlord's discretion, the Building garage and other improvements serving the Building, if any, and the parcel(s) of land on which they are located.

2. LEASE GRANT. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, together with the right in common with others to use any portions of the Property that are designated by Landlord for the common use of tenants and others, such as sidewalks, common corridors, elevator foyers, restrooms, vending areas and lobby areas (the "Common Areas").

3. TERM: ADJUSTMENT OF COMMENCEMENT DATE; POSSESSION.

     A. TERM. The term of this Lease shall commence on the Effective Date and, unless terminated early in accordance with this Lease, continue through the last day of the Term specified in SECTION 1.F. (the "Expiration Date"). However, if Landlord is required to Substantially Complete (defined in SECTION 3.B.) any Landlord Work prior to the Commencement Date under the terms of a Work Letter:
(1) the date set forth in SECTION 1.G. as the "Commencement Date" shall instead be defined as the "Target Commencement Date" by which date Landlord will use reasonable efforts to Substantially Complete the Landlord Work; and (2) the actual "Commencement Date" shall be the date on which the Landlord Work is Substantially Complete, as determined pursuant to SECTION 3.B. In such circumstances, the Expiration Date will instead be postponed by the number of days between the Target Commencement Date and the actual Commencement Date. If Landlord is delayed in delivering possession of the Premises or any other space due to any reason, including Landlord's failure to Substantially Complete the Landlord Work by the Target Commencement Date, the holdover or unlawful possession of such space by any third party, or for any other reason, such delay shall not be a default by Landlord, render this Lease void or voidable, or otherwise render Landlord liable for damages. If Landlord is so delayed and was not required to Substantially Complete the Landlord Work before the Commencement Date, the Commencement Date shall be postponed until the date Landlord delivers possession of the Premises to Tenant free from occupancy by any third party, and the Expiration Date shall be postponed by an equal number of days. Promptly after the determination of the Commencement Date, Landlord and Tenant shall enter into a commencement letter agreement in the form attached as EXHIBIT C. If Tenant fails to execute such commencement letter agreement, the Commencement Date shall be deemed to be the date on which the Landlord Work is Substantially Complete or the date that Landlord delivered possession of the Premises to Tenant as set forth above. Notwithstanding any other provision of this Lease to the contrary, if the Expiration Date would occur on a date other than the last day of a calendar month, then the Expiration Date shall be automatically extended to the last day of such calendar month.

     B. SUBSTANTIAL COMPLETION. The Landlord Work shall be deemed to be "Substantially Complete" on the date that all Landlord Work has been performed, other than any details of construction, mechanical adjustment or any other similar matter, the noncompletion of which does not materially interfere with Tenant's use or occupancy of the Premises. However, if Landlord is delayed in the performance of the Landlord Work as a result of any Tenant Delay(s) (defined below), the Landlord Work shall be deemed to be Substantially Complete on the date that Landlord could reasonably have been expected to Substantially Complete the Landlord Work absent any Tenant Delay. "Tenant Delay" means any act or omission of Tenant or its agents, employees, vendors or contractors that actually delays the Substantial Completion of the Landlord Work, including, without limitation: (1) Tenant's failure to furnish information or approvals within any time period specified in this Lease, including the failure to prepare or approve preliminary or final plans by any applicable due date; (2) Tenant's selection of equipment or materials that have long lead times after first being informed by Landlord in writing that the selection may result in a delay; (3) changes requested or made by Tenant to previously approved plans and specifications; or (4) performance of work in the Premises by Tenant or Tenant's contractor(s) during the performance of the Landlord Work.

     C. ACCEPTANCE OF PREMISES. Subject to Landlord's obligation, if any, to perform Landlord Work, Landlord's repair obligations under SECTION 10.B., and any latent defects in the Premises or the Landlord Work of which Tenant notifies Landlord within one year of taking possession and occupancy of the Premises, the Premises are accepted by Tenant in "as is" condition and configuration. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition, and that there are no representations or warranties by Landlord regarding the condition of the Premises or the Building.

     D. POSSESSION OF PREMISES PRIOR TO COMMENCEMENT DATE. Tenant shall not take possession of the Premises prior to the Commencement Date except with the prior written consent of Landlord. If Tenant takes possession of the Premises or commences business activities at the Premises before the Commencement Date with Landlord's permission, such possession and occupancy shall be subject to the terms and conditions of this Lease and Tenant shall pay Rent (defined in SECTION 4.A.) to Landlord for each day of possession before the Commencement Date. However, except for the cost of services requested by Tenant (e.g., freight elevator usage), Tenant shall not be required to pay Rent for any days of possession before the Commencement Date during which Tenant, with the written consent of Landlord, is in possession of the Premises for the sole purpose of performing improvements or installing furniture, equipment or other personal property.

4. RENT.

     A. PAYMENTS. As consideration for this Lease, commencing on the Commencement Date, Tenant shall pay Landlord, without any setoff or deduction, the total amount of Base Rent and Additional Rent due for the Term. "Additional Rent" means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord. Additional Rent and Base Rent are sometimes collectively referred to as "Rent." Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent under applicable Law. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent for the first full calendar month of the Term shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. All payments of Rent shall be by good and sufficient check or by other means (such as automatic debit or electronic transfer) acceptable to Landlord. If the Term commences on a day other than the first day of a calendar month, the monthly Base Rent and the OE Payment (defined in SECTION 4.B.) for the month shall be prorated on a daily basis based on a 360 day calendar year. Landlord's acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction, and either party may accept such check or payment without such acceptance being considered a waiver of any rights such party may have under this Lease or applicable Law. Tenant's covenant to pay Rent is independent of every other covenant in this Lease.

     B. OPERATING EXPENSES. Tenant shall pay Tenant's Pro Rata Share of the amount of Operating Expenses (defined in SECTION 4.D.) for each calendar year during the Term (the "OE Payment"). No later than January 1 of each calendar year, Landlord shall provide Tenant with a good faith estimate of the OE Payment for such calendar year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Landlord's estimate of the OE Payment. If Landlord determines that its good faith estimate of the OE Payment was incorrect, Landlord may provide Tenant with a revised estimate. After its receipt of the revised estimate, Tenant's monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the OE Payment by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the most recent estimate(s) until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year's estimate(s). Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate. Any overpayment shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent. The obligation of Tenant to pay the OE Payment as provided herein shall survive the expiration or earlier termination of this Lease.

     C. RECONCILIATION OF OPERATING EXPENSES. Within 120 days after the end of each calendar year or as soon thereafter as is practicable, Landlord shall furnish Tenant with a statement of the actual Operating Expenses and the OE Payment for such calendar year. If the estimated OE Payment paid by Tenant for such calendar year is more than the actual OE Payment for such calendar year, Landlord shall apply any overpayment by Tenant against Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated OE Payment paid by Tenant for the prior calendar year is less than the actual OE Payment for such year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Operating Expenses and the OE Payment, any underpayment for the prior calendar year.

     D. OPERATING EXPENSES DEFINED. "Operating Expenses" means all costs and expenses incurred or accrued in each calendar year in connection with the ownership, operation, maintenance, management, repair and protection of the Property which are directly attributable or reasonably allocable to the Building, including Landlord's personal property used in connection with the Property and including, but not limited to, all costs and expenditures relating to the following:

     (1) Operation, maintenance, repair and replacements of any part of the Property, including the mechanical, electrical, plumbing, HVAC, vertical transportation, fire prevention and warning and security systems; materials and supplies (such as light bulbs and ballasts); equipment and tools; floor, wall and window coverings; personal property; required or beneficial easements; and related service agreements and rental expenses.

     (2) Administrative and management fees, including accounting, information and professional services (except for negotiations and disputes with specific tenants not affecting other parties); management office(s); and wages, salaries, benefits, reimbursable expenses and taxes (or allocations thereof) for full and part time personnel involved in operation, maintenance and management.

     (3) Janitorial service; window cleaning; waste disposal; gas, water and sewer and other utility charges (including add-ons); and landscaping, including all applicable tools and supplies.

     (4) Property, liability and other insurance coverages carried by Landlord, including deductibles and risk retention programs and an allocation of a portion of the cost of blanket insurance policies maintained by Landlord and/or its affiliates.

     (5) Real estate taxes, assessments, business taxes, excises, association dues, fees, levies, charges and other taxes of every kind and nature whatsoever, general and special, extraordinary and ordinary, foreseen and unforeseen, including interest on installment payments, which may be levied or assessed against or arise in connection with ownership, use, occupancy, rental, operation or possession of the Property (including, without limitation, personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property), or substituted, in whole or in part, for a tax previously in existence by any taxing authority, or assessed in lieu of a tax increase, or paid as rent under any ground lease. Real estate taxes do not include Landlord's income, franchise or estate taxes (except to the extent such excluded taxes are assessed in lieu of taxes included above).

     (6) Compliance with Laws, including license, permit and inspection fees; and all expenses and fees, including attorneys' fees and court costs, incurred in negotiating or contesting real estate taxes or the validity and/or applicability of any governmental enactments which may affect Operating Expenses; provided Landlord shall credit against Operating Expenses any refunds received from such negotiations or contests to the extent originally included in Operating Expenses (less Landlord's costs).

     (7) Security services, to the extent provided or contracted for by Landlord.

     (8) Goods and services purchased from Landlord's subsidiaries and affiliates to the extent the cost of same is generally consistent with rates charged by unaffiliated third parties for similar goods and services (except no such limitation shall apply in emergencies).

     (9) Depreciation (or amortization) of capital expenditures incurred: (A) to conform with Laws; (B) to provide or maintain building standards (other than building standard tenant improvements); or (C) with the intention of promoting safety or reducing or controlling increases in Operating Expenses, such as lighting retrofit and installation of energy management systems. Such expenditures shall be depreciated or amortized uniformly over a reasonable period of time determined by Landlord, together with interest on the undepreciated or unamortized balance at the Prime Rate (hereinafter defined) (as of the date incurred) plus 2%.

     (10) Electrical services used in the operation, maintenance and use of the Property; sales, use, excise and other taxes assessed by governmental authorities on electrical services supplied to the Property, and other costs of providing electrical services to the Property.

     E. EXCLUSIONS FROM OPERATING EXPENSES. Operating Expenses exclude the following expenditures:

     (1) Leasing commissions, attorneys' fees and other expenses related to leasing tenant space and constructing improvements for the sole benefit of an individual tenant.

     (2) Goods and services furnished to an individual tenant of the Building above building standard which are separately reimbursable directly to Landlord in addition to Operating Expenses.

     (3) Repairs required because of casualty or condemnation damage to the extent of insurance or condemnation proceeds actually received by Landlord.

     (4) Except as provided in SECTION 4.D(9), depreciation, amortization, interest payments on any


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
          encumbrances on the Building and the cost of capital improvements or additions and replacements.

     F. PRORATION OF OPERATING EXPENSES; ADJUSTMENTS. If Landlord incurs Operating Expenses for the Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned by Landlord between the Property and the other buildings or properties. If the Building is not 100% occupied during any calendar year or if Landlord is not supplying services to 100% of the total Rentable Square Footage of the Building at any time during a calendar year, Operating Expenses shall be determined as if the Building had been 100% occupied and Landlord had been supplying services to 100% of the Rentable Square Footage of the Building during that calendar year. The extrapolation of Operating Expenses under this Section shall be performed by Landlord by adjusting the cost of those components of Operating Expenses that are impacted by changes in the occupancy of the Building.

     G. AUDIT RIGHTS. Within 60 days (the "Audit Election Period") after Landlord furnishes its statement of actual Operating Expenses for any calendar year, Tenant may, at its expense during Landlord's normal business hours, elect to audit Landlord's Operating Expenses for such calendar year only, subject to the following conditions: (1) there is no uncured event of default under this Lease; (2) the audit shall be prepared by an independent certified public accounting firm of recognized national standing; (3) in no event shall any audit be performed by a firm retained on a "contingency fee" basis; (4) the audit shall commence within 30 days after Landlord makes Landlord's books and records available to Tenant's auditor and shall conclude within 60 days after commencement; (5) the audit shall be conducted where Landlord maintains its books and records and shall not unreasonably interfere with the conduct of Landlord's business; (6) Tenant and its accounting firm shall treat any audit in a confidential manner and shall each execute Landlord's confidentiality agreement for Landlord's benefit prior to commencing the audit; and (7) the accounting firm's audit report shall, at no charge to Landlord, be submitted in draft form for Landlord's review and comment before the final approved audit report is delivered to Landlord, and any reasonable comments by Landlord shall be incorporated into the final audit report. Notwithstanding the foregoing, Tenant shall have no right to conduct an audit if Landlord furnishes to Tenant an audit report for the calendar year in question prepared by an independent certified public accounting firm of recognized national standing (whether originally prepared for Landlord or another party). This paragraph shall not be construed to limit, suspend, or abate Tenant's obligation to pay Rent when due, including the OE Payment. Landlord shall credit any overpayment determined by the approved audit against the next sums due and owing by Tenant or, if no further Rent is due, refund such overpayment directly to Tenant. Likewise, Tenant shall pay Landlord any underpayment determined by the approved audit within 30 days of determination. The foregoing obligations shall survive the Expiration Date. If Tenant does not give written notice of its election to audit Landlord's Operating Expenses during the Audit Election Period, Landlord's Operating Expenses for the applicable calendar year shall be deemed approved for all purposes, and Tenant shall have no further right to review or contest the same.

5. COMPLIANCE WITH LAWS: USE. The Premises shall be used only for the Permitted Use and for no other use whatsoever. Tenant shall not use or permit the use of the Premises for any purpose which is illegal, creates obnoxious odors (including but not limited to tobacco smoke), noises or vibrations, is dangerous to persons or property, could increase Landlord's insurance costs, or which, in Landlord's reasonable opinion, unreasonably disturbs any other tenants of the Building or interferes with the operation of the Building. Except as provided below, the following uses are expressly prohibited in the Premises: government offices or agencies; personnel agencies; collection agencies; credit unions; data processing, telemarketing or reservation centers; medical treatment and health care; restaurants and other retail; customer service offices of a public utility company; or any other purpose which would, in Landlord's reasonable opinion, impair the reputation or quality of the Building, overburden any of the Building systems, Common Areas or parking facilities (including but not limited to any use which would create a population density in the Premises which is in excess of the density which is standard for the Building), impair Landlord's efforts to lease space or otherwise interfere with the operation of the Property. Notwithstanding the foregoing, the following ancillary uses are permitted in the Premises only so long as they do not, in the aggregate, occupy more than 10% of the Rentable Square Footage of the Premises or any single floor (whichever is less): (A) the following services provided by Tenant exclusively to its employees: schools, training and other educational services; credit unions; and similar employee services; and (B) the following services directly and exclusively supporting Tenant's business telemarketing; reservations; storage; data processing; debt collection; and similar support services. Tenant shall comply with all Laws, including the ADA, regarding the operation of rules business and the use, condition, configuration and occupancy of the Premises and the use of the Common Areas. Tenant, within 10 days after receipt, shall provide Landlord with copies of any notices Tenant receives regarding a violation or alleged violation of any Laws. Tenant shall comply with the rules and regulations of the Building attached as EXHIBIT B and such other reasonable rules and regulations (or modifications thereto) adopted by Landlord from time to time. Tenant shall also cause its agents, contractors, subcontractors, employees, customers, and subtenants to comply with all rules and regulations.

6. SECURITY DEPOSIT. The Security Deposit shall be delivered to Landlord upon the execution of this Lease by Tenant and shall be held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant's obligations. The Security Deposit is not an advance payment of Rent or a measure of Tenant's liability for damages. Landlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security Deposit to satisfy past due Rent or to cure any uncured default by Tenant. If Landlord uses the Security Deposit, Tenant shall on demand restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 30 days after the later to occur of: (A) the determination of the OE Payment for the final year of the Term; (B) the date Tenant surrenders possession of the Premises to Landlord in accordance with this Lease; or (C) the Expiration Date. If Landlord transfers its interest in the Premises, Landlord may assign the Security Deposit to the transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

7. SERVICES TO BE FURNISHED BY LANDLORD.

     A. STANDARD SERVICES. Landlord agrees to furnish Tenant with the following services during the Term:

     (1) Water service for use in the lavatories on each floor on which the Premises are located.

     (2) Heat and air conditioning in season during Normal Business Hours, at such temperatures and in such amounts as required by governmental authority or as Landlord determines are standard for the Building. Tenant, upon such advance notice as is reasonably required by Landlord, and subject to the capacity of the Building systems, may request HVAC service during hours other than Normal Business Hours. Tenant shall pay Landlord the standard charge for the additional service as determined by Landlord from time to time.

     (3)  Maintenance and repair of the Property as described in SECTION 10.B.

     (4) Janitor service five days per week (excluding Holidays), as determined by Landlord. If Tenant's use, floor covering or other improvements require special services in excess of the standard services for the Building, Tenant shall pay the additional cost attributable to the special services.

     (5) Elevator service, subject to proper authorization and Landlord's policies and procedures for use of the freight elevator(s) in the Building.

     (6)  Exterior window washing at such intervals as determined by Landlord.

     (7) Electricity to the Premises for general office use, in accordance with and subject to the terms and conditions in ARTICLE 8.

     B. SERVICE INTERRUPTIONS. Landlord's failure to furnish, or any interruption or termination of, services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, or the occurrence of any other event or cause whether or not within the reasonable control of Landlord (a "Service Failure") shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. In no event shall Landlord be liable to Tenant for any loss or damage, including the theft of Tenant's Property (defined in

ARTICLE 15), arising out of or in connection with the failure of any security services, personnel or equipment.

     C. THIRD PARTY SERVICES. If Tenant desires any service which Landlord has not specifically agreed to provide in this Lease, such as private security systems or telecommunications services serving the Premises, Tenant shall procure such service directly from a reputable third party service provider ("Provider") for Tenant's own account. Tenant shall require each Provider to comply with the Building's rules and regulations, all Laws, and Landlord's reasonable policies and practices for the Building. Tenant acknowledges Landlord's current policy that requires all Providers utilizing any area of the Building outside the Premises to be approved by Landlord and to enter into a written agreement acceptable to Landlord prior to gaining access to, or making any installations in or through, such area. Accordingly, Tenant shall give Landlord advance written notice sufficient for such purposes.

8. USE OF ELECTRICAL SERVICES BY TENANT.

     A. LANDLORD'S ELECTRICAL SERVICE. Landlord shall furnish building standard electrical service to the Premises sufficient to operate customary lighting, office machines and other equipment of similar low electrical consumption. Landlord may, at any time and from time to time, calculate Tenant's actual electrical consumption in the Premises either by a survey conducted by a reputable consultant selected by Landlord, or through separate meters installed, maintained and read by Landlord, all at Tenant's expense. The cost of any electrical consumption in excess of that which Landlord determines is standard for the Building shall be paid by Tenant in accordance with SECTION 8.D.

     B. SELECTION OF ELECTRICAL SERVICE PROVIDER. Landlord reserves the right to select the provider of electrical services to the Building and/or the Property. To the fullest extent permitted by Law, Landlord shall have the continuing right, upon 30 days written notice, to change such utility provider and install a submeter for the Premises at Tenant's expense. All charges and expenses incurred by Landlord due to any such changes in electrical services, including maintenance, repairs, installation and related costs, shall be included in the electrical services costs referenced in SECTION 4.D(10), unless paid directly by Tenant.

     C. SUBMETERING. If submetering is installed for the Premises, Landlord may charge for Tenant's actual electrical consumption monthly in arrears at commercially reasonable rates determined by Landlord (plus, to the fullest extent permitted by applicable Laws, Landlord's then quoted administrative fee for such submetering), except as to electricity directly purchased by Tenant from third party providers after obtaining Landlord's consent to the same. Even if the Premises are submetered, Tenant shall remain obligated to pay Tenant's Pro Rata Share of the cost of electrical services as provided in SECTION 4.D(10), except that Tenant shall be entitled to a credit against electrical services costs equal to that portion of the amounts actually paid by Tenant separately and directly to Landlord which are attributable to building standard electrical services submetered to the Premises.

     D. EXCESS ELECTRICAL SERVICE. Tenant's use of electrical service shall not exceed, either in voltage, rated capacity, use beyond Normal Business Hours or overall load, that which Landlord deems to be standard for the Building. If Tenant requests permission to consume excess electrical service, Landlord may refuse to consent or may condition consent upon conditions that Landlord reasonably elects (including, without limitation, the installation of utility service upgrades, meters, submeters, air handlers or cooling units). The costs of any approved additional consumption (to the extent permitted by Law), installation and maintenance shall be paid by Tenant.

9. LEASEHOLD IMPROVEMENTS. All improvements to the Premises (collectively, "Leasehold Improvements") shall be owned by Landlord and shall remain upon the Premises without compensation to Tenant. However, Landlord, by 10 days' written notice to Tenant, may require Tenant to remove, at Tenant's expense, any or all of the following on or before the Expiration Date (or earlier termination): (1) Cable (defined in SECTION 10.A.) installed by or for the benefit of Tenant and located in the Premises or other portions of the Building; (2) any Leasehold Improvements that are performed by or for the benefit of Tenant and, in Landlord's reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements; and (3) Tenant's personal property (collectively, "Tenant's Removable Property"). Except as otherwise designated by Landlord, Tenant's Removable Property shall be removed by Tenant before the Expiration Date or date of termination of this Lease, if earlier than the Expiration Date, provided that upon Landlord's prior written consent, which shall not be unreasonably withheld, Tenant may remain in the Premises for up to five days after the Expiration Date for the sole purpose of removing Tenant's

Removable Property. Tenant's possession of the Premises for such purpose shall be subject to all of the terms and conditions of this Lease, including the obligation to pay Rent on a per diem basis at the rate in effect for the last month of the Term. Tenant shall repair damage caused by the installation or removal of Tenant's Removable Property. If Tenant fails to remove any of Tenant's Removable Property, Landlord may, to the fullest extent permitted by
Law: (1) treat such Tenant's Removable Property as abandoned by Tenant with full rights of ownership in Landlord; (2) remove and store such Tenant's Removable Property at Tenant's expense with reimbursement by Tenant to Landlord upon demand; and/or (3) sell or dispose of such Tenant's Removable Property without delivering any proceeds to Tenant. To the fullest extent permitted by applicable Law, any unused portion of Tenant's Security Deposit may be applied to offset Landlord's costs set forth in the preceding sentence. Notwithstanding the foregoing, Tenant, at the time it requests approval for a proposed Alteration (defined in SECTION 10.C.), may request in writing that Landlord advise Tenant whether the Alteration or any portion of the Alteration will be designated as Tenant's Removable Property.

10. REPAIRS AND ALTERATIONS.

     A. TENANT'S REPAIR OBLIGATIONS. Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Premises that are not Landlord's express responsibility under this Lease, and shall keep the Premises in good condition and repair, ordinary wear and tear excepted. Tenant's repair obligations include, without limitation, repairs to: (1) floor covering and/or raised flooring; (2) interior partitions; (3) doors; (4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment (collectively, "Cable") that is installed by or for the benefit of Tenant and located in the Premises or other portions of the Building; (6) supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing, dishwashers, ice machines and similar facilities serving Tenant exclusively; (7) phone rooms used exclusively by Tenant; (8) Alterations performed by contractors retained by Tenant, including related HVAC balancing; and (9) all of Tenant's furnishings, trade fixtures, equipment and inventory. All work shall be performed in accordance with the rules and procedures described in SECTION 10.C. below. If Tenant fails to make any repairs to the Premises for more than 15 days after notice from Landlord (although notice shall not be required if there is an emergency and any notice of default given pursuant to SECTION 19.B. describing such failure shall be deemed to constitute such notice), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within 30 days after receipt of an invoice, together with an administrative charge in an amount equal to 15% of the cost of the repairs.

     B. LANDLORD'S REPAIR OBLIGATIONS. Landlord shall keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (1) structural elements of the Building; (2) standard mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building generally; (3) Common Areas; (4) the roof of the Building; (5) exterior windows of the Building; and (6) elevators serving the Building. Landlord shall promptly make repairs (considering the nature and urgency of the repair) for which Landlord is responsible. If any of the foregoing maintenance or repair is necessitated due to the acts or omissions of any Tenant Party, Tenant shall pay the costs of such repairs or maintenance to Landlord within 30 days after receipt of an invoice, together with an administrative charge in an amount equal to 15% of the cost of the repairs.

     C. ALTERATIONS. Tenant shall not make alterations, additions or improvements to the Premises or install any Cable in the Premises or other portions of the Building (collectively, "Alterations") without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. However, Landlord's consent shall not be required for any Alteration that satisfies all of the following criteria (a "Minor Alteration"): (1) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (2) is not visible from outside the Premises or Building; (3) will not affect the systems or structure of the Building; and (4) does not require work to be performed inside the walls or above the ceiling of the Premises. However, even though consent is not required, the performance of Minor Alterations shall be subject to all the other provisions of SECTION 10.C. Prior to starting work on any non-Minor Alteration, Tenant shall furnish Landlord with plans and specifications reasonably acceptable to Landlord; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Building systems); copies of contracts; necessary permits and approvals; evidence of contractor's and subcontractor's insurance in amounts reasonably required by Landlord; and any security for performance that is reasonably required by Landlord. Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality that is at least equal to the quality designated by Landlord as the minimum standard for the Building. Landlord may designate reasonable rules, regulations and procedures for the performance of work in the Building and, to the extent reasonably necessary to avoid disruption to the occupants of the Building, shall have the right to designate the time when Alterations may be performed. Tenant shall reimburse Landlord within 30 days after receipt of an invoice for sums paid by Landlord for third party examination of Tenant's plans for Alterations. In addition, within 30 days after receipt of an invoice from Landlord, Tenant shall pay to Landlord its then-quoted standard fee for Landlord's oversight and coordination of any Alterations. Upon completion, Tenant shall furnish "as-built" plans (except for Minor Alterations), completion affidavits, full and final waivers of lien and receipts bills covering all labor and materials. Tenant shall assure that the Alterations comply with all insurance requirements and Laws. Landlord's approval of an Alteration shall not be a representation by Landlord that the Alteration complies with applicable Laws or will be adequate for Tenant's use. Tenant acknowledges that Landlord is not an architect or engineer, and that the Alterations will be designed and/or constructed using independent architects, engineers and contractors selected by Landlord. Accordingly, Landlord does not guarantee or warrant that the applicable construction documents will comply with Laws or be free from errors or omissions, nor that the Alterations will be free from defects, and Landlord will have no liability therefor.

11. ENTRY BY LANDLORD. Landlord, its agents, contractors and representatives may enter the Premises to inspect or show the Premises, to clean and make repairs, alterations or additions to the Premises, and to conduct or facilitate repairs, alterations or additions to any portion of the Building, including other tenants' premises. Except in emergencies or to provide janitorial and other Building services after Normal Business Hours Landlord shall provide Tenant with reasonable prior notice of entry into the Premises, which may be given orally. If reasonably necessary for the protection and safety of Tenant and its employees, Landlord shall have the right to temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Normal Business Hours; provided, however, that Landlord is not required to conduct work on weekends or after Normal Business Hours if such work can be conducted without closing the Premises. Entry by Landlord for any such purposes shall not constitute constructive eviction or entitle Tenant to an abatement or reduction of Rent.

12. ASSIGNMENT AND SUBLETTING.

     A. LANDLORD'S CONSENT REQUIRED. Except in connection with a Permitted Transfer (defined in SECTION 12.E.), Tenant shall not assign, transfer or encumber any interest in this Lease or sublease or allow any third party to use any portion of the Premises (collectively or individually, a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld if Landlord does not elect to exercise its termination rights under
SECTION 12.B below. Without limitation, Tenant agrees that Landlord's consent shall not be considered unreasonably withheld if: (1) the proposed transferee's financial condition does not meet the criteria Landlord uses to select Building tenants having similar leasehold obligations; (2) the proposed transferee is a governmental agency or present occupant of the Building, or Landlord is otherwise engaged in lease negotiations with the proposed transferee for other premises in the Building; (3) any uncured event of default exists under this Lease (or a condition exists which, with the passage of time or giving of notice, would become an event of default); (4) any portion of the Building or Premises would likely become subject to additional or different Laws as a consequence of the proposed Transfer; (5) the proposed transferee's use of the Premises conflicts with the Permitted Use or any exclusive usage rights granted to any other tenant in the Building; (6) the use, nature, business, activities or reputation in the business community of the proposed transferee (or its principals, employees or invitees) are not acceptable to Landlord; (7) either the Transfer or any consideration payable to Landlord in connection therewith adversely affects the real estate investment trust (or pension fund or other ownership vehicle) qualification tests applicable to Landlord or its affiliates; or (8) the proposed transferee is or has been involved in litigation with Landlord or any of its affiliates. Tenant shall not be entitled to receive monetary damages based upon a claim that Landlord unreasonably withheld its consent to a proposed Transfer and Tenant's sole remedy shall be an action to enforce any such provision through specific performance or declaratory judgment. Any attempted Transfer in violation of this Article is voidable at Landlord's option. Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord's rights to approve any subsequent Transfers. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease.

     B. CONSENT PROCEDURE: TERMINATION. As part of its request for Landlord's consent to a Transfer, Tenant shall provide Landlord with financial statements for the proposed transferee, a complete copy of the proposed assignment, sublease and other contractual documents and such other information as Landlord may reasonably request. Landlord shall, by written notice to Tenant within 30 days of its receipt of the required information and documentation, either: (1) consent to the Transfer by the execution of a consent agreement in a form reasonably designated by Landlord or reasonably refuse to consent to the Transfer in writing; or (2) exercise its right to terminate this Lease with respect to the portion of the Premises that Tenant is proposing to assign or sublet. Any such termination shall be effective on the proposed effective date of the Transfer for which Tenant requested consent. Tenant shall pay Landlord a review fee of $750 for Landlord's review of any Permitted Transfer or requested Transfer, provided if Landlord's actual reasonable costs and expenses (including reasonable attorney's fees) exceed $750, Tenant shall reimburse Landlord for its actual reasonable costs and expenses in lieu of a fixed review fee.

     C. PAYMENT TO LANDLORD. If the aggregate consideration paid to Tenant for a Transfer exceeds that payable by Tenant under this Lease (prorated according to the transferred interest), Tenant shall pay Landlord 50% of such excess (after deducting therefrom reasonable leasing commissions and reasonable costs of tenant improvements in connection with the Transfer). Tenant shall pay Landlord for Landlord's share of any excess within 30 days after Tenant's receipt of such excess consideration. If Tenant is in Monetary Default (defined in SECTION 19.A.), Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of any payments received (less Landlord's share of any excess).

     D. CHANGE IN CONTROL OF TENANT. Except for a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership, or similar entity, and if the entity which owns or controls a majority of the voting shares/rights at any time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as, both before and after the Transfer, Tenant is an entity whose outstanding stock is listed on a recognized security exchange, or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed; provided, however, that Tenant shall give Landlord written notice at least 30 days prior to the effective date of such change in ownership or control.

     E. NO CONSENT REQUIRED. Tenant may assign its entire interest under this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization without the consent of Landlord, provided that all of the following conditions are satisfied (a "Permitted Transfer"): (l) no event of default shall have occurred under this Lease; (2) Tenant's successor shall own all or substantially all of the assets of Tenant; (3) Tenant's successor shall have a net worth which is at least equal to the greater of Tenant's net worth at the date of this Lease or Tenant's net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization; (4) no portion of the Building or Premises would likely become subject to additional or different Laws as a consequence of the proposed Transfer; (5) Tenant's successor's use of the Premises shall not conflict with the Permitted Use or any exclusive usage rights granted to any other tenant in the Building; (6) neither the Transfer nor any consideration payable to Landlord in connection therewith adversely affects the real estate investment trust (or pension fund or other ownership vehicle) qualification tests applicable to Landlord or its affiliates; (7) Tenant's successor is not and has not been involved in litigation with Landlord or any of its affiliates; and (8) Tenant shall give Landlord written notice at least 30 days prior to the effective date of the proposed purchase, merger, consolidation or reorganization. Tenant's notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant's successor shall sign a commercially reasonable form of assumption agreement.

13. LIENS. Tenant shall not permit mechanic's or other liens to be placed upon the Property, Premises or Tenant's leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant. If a lien is so placed, Tenant shall, within 10 days of notice from Landlord of the filing of the lien, fully discharge the lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to discharge the lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord to bond or insure over the lien or discharge the lien, including, without limitation, reasonable attorneys' fees within 30 days after receipt of an invoice from Landlord.

14. INDEMNITY AND WAIVER OF CLAIMS.

     A. TENANT'S INDEMNITY. Except to the extent caused by the negligence or willful misconduct of any Landlord Parties (defined below), Tenant shall indemnify, defend and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagee(s) (defined in ARTICLE 26) and agents (collectively, "Landlord Parties") harmless against and from all liabilities, obligations, damages penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees, which may be imposed upon, incurred by or asserted against any Landlord Parties that arise out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of any Tenant Parties (defined below) or any of Tenant's transferees, contractors or licensees. The foregoing indemnities, waivers and obligations to defend of Tenant contained in this ARTICLE 14 are independent of, and will not be limited by each other or any insurance obligations in this Lease (whether or not complied with).

     B. LANDLORD'S INDEMNITY. Except to the extent caused by the negligence or willful misconduct of any Tenant Parties (defined below), Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents (collectively, "Tenant Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees, which may be imposed upon, incurred by or asserted against any Tenant Parties that arise out of or in connection with the acts or omissions (including violations of Law) of any Landlord Parties or any of Landlord's contractors.

15. INSURANCE. Tenant shall carry and maintain the following insurance ("Tenant's Insurance"), at its sole cost and expense: (1) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $5,000,000.00 (coverage in excess of $1,000,000.00 may be provided by way of an umbrella/excess liability policy); (2) All Risk Property insurance, including flood and earthquake, subject to a replacement cost valuation policy covering all of Tenant's trade fixtures, equipment, furniture and other personal property within the Premises ("Tenant's Property"); (3) Business Interruption insurance written on an actual loss sustained form or subject to sufficient limits to address reasonably anticipated business interruption losses; (4) Business Automobile Liability insurance to cover all owned, hired and nonowned automobiles owned or operated by Tenant providing a minimum combined single limit of $1,000,000.00; (5) Workers' Compensation Insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute; and (6) Employers Liability Coverage of at least $500,000.00 per occurrence. Any company writing any of Tenant's Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability and Business Automobile Liability Insurance policies shall name Tenant as a named insured and Landlord (or any successor), Landlord's Mortgagee (if any), and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord as the interest of such designees shall appear, as additional insureds. If any aggregate limit is reduced because of losses paid to below 75% of the limit required by this Lease, Tenant will notify Landlord in writing within 10 days of the date of reduction. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days' advance written notice of any change, cancellation, termination or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant's Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises for any reason, and upon renewals at least 10 days prior to the expiration of the insurance coverage. All of Tenant's Insurance policies, endorsements and certificates will be on forms and with deductibles and self-insured retention, if any, reasonably acceptable to Landlord. Landlord shall maintain All Risk property insurance on the Building at replacement cost value, as reasonably estimated by Landlord. Except as specifically provided to the contrary, the limits of either party's insurance shall not limit such party's liability under this Lease.

16. WAIVER OF SUBROGATION. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant each waive, and shall cause their respective insurance carriers to waive any and all rights (by way of subrogation or otherwise) of recovery, claim, action or causes of action against the other and their respective trustees, principals, beneficiaries, partners, officers, directors, agents, and employees, for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to Tenant's Property, the Building, the Premises, any additions or improvements to the Building or Premises, or any contents thereof, INCLUDING ALL RIGHTS (BY WAY OF SUBROGATION OR OTHERWISE) OF RECOVERY, CLAIMS, ACTIONS OR CAUSES OF ACTION ARISING OUT OF THE NEGLIGENCE OF ANY LANDLORD PARTIES OR THE NEGLIGENCE OF ANY TENANT PARTIES, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

17. CASUALTY DAMAGE.

     A. REPAIR OR TERMINATION BY LANDLORD. If all or any part of the Premises is damaged by fire or other casualty, Tenant shall immediately notify Landlord in writing. During any period of time that all or a material portion of the Premises is rendered untenantable as a result of a fire or other casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant. Landlord shall have the right to terminate this Lease if: (1) the Building shall be damaged so that, in Landlord's reasonable judgment, substantial alteration or reconstruction of the Building shall be required (whether or not the Premises has been damaged); (2) Landlord is not permitted by Law to rebuild the Building in substantially the same form as existed before the fire or casualty; (3) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the casualty; (4) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (5) an uninsured loss of the Building occurs. Landlord may exercise its right to terminate this Lease by notifying Tenant in writing within 90 days after the date of the casualty. If Landlord does not terminate this Lease, Landlord shall commence and proceed with reasonable diligence to repair and restore the Building and/or the Premises to substantially the same condition as existed immediately prior to the date of damage; provided, however, that Landlord shall only be required to reconstruct building standard leasehold improvements existing in the Premises as of the date of damage, and Tenant shall be required to pay the cost for restoring any other leasehold improvements. However, in no event shall Landlord be required to spend more than the insurance proceeds received by Landlord. Landlord shall not be liable for any loss or damage to Tenant's Property or to the business of Tenant resulting in any way from the fire or other casualty or from the repair and restoration of the damage. Landlord and Tenant hereby waive the provisions of any Law relating to the matters addressed in this Article, and agree that their respective rights for damage to or destruction of the Premises shall be those specifically provided in this Lease.

     B. TIMING FOR REPAIR: TERMINATION BY EITHER PARTY. If all or any portion of the Premises is untenantable as a result of fire or other casualty, Landlord shall, with reasonable promptness, cause an architect or general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Premises and make the Premises tenantable again, using standard working methods ("Completion Estimate"). If the Completion Estimate indicates that the Premises cannot be made tenantable within 270 days from the date the repair and restoration is started, then regardless of anything in SECTION 17.A. above to the contrary, either party shall have the right to terminate this Lease by giving written notice to the other of such election within 10 days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the fire or casualty was caused by the negligence or intentional misconduct of any Tenant Parties or any of Tenant's transferees, contractors or licensees.

18. CONDEMNATION. Either party may terminate this Lease if the whole or any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a "Taking"). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would leave the remainder of the Building unsuitable for use as an office building in a manner comparable to the Building's use prior to the Taking. In order to exercise its right to terminate this Lease, Landlord or Tenant, as the case may be, must provide written notice of termination to the other within 45 days after the terminating party first receives notice of the Taking. Any such termination shall be effective as of the date the physical taking of the Premises or the portion of the Building or Property occurs. If this Lease is not terminated, the Rentable Square Footage of the Building, the Rentable Square Footage of the Premises and Tenant's Pro Rata Share shall, if applicable, be appropriately adjusted by Landlord. In addition, Rent for any portion of the Premises taken or condemned shall be abated during the unexpired Term effective when the physical taking of the portion of the Premises occurs. All compensation awarded for a Taking, or sale proceeds, shall be the property of Landlord, any right to receive compensation or proceeds being expressly waived by Tenant. However, Tenant may file a separate claim at its sole cost and expense for Tenant's Property and Tenant's reasonable relocation expenses, provided the filing of the claim does not diminish the award which would otherwise be receivable by Landlord.

19. EVENTS OF DEFAULT. Tenant shall be considered to be in default of this Lease upon the occurrence of any of the following events of default:

     A. Tenant's failure to pay when due all or any portion of the Rent ("Monetary Default").

     B. Tenant's failure (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, if the failure is not cured within 10 days after written notice to Tenant. However, if Tenant's failure to comply cannot reasonably be cured within 10 days, Tenant shall be allowed additional time (not to exceed an additional 10 days) as is reasonably necessary to cure the failure so long as: (1) Tenant commences to cure the failure within 10 days, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with this Lease. However, if Tenant's failure to comply creates a hazardous condition, the failure must be cured immediately upon notice to Tenant. In addition, if Landlord provides Tenant with notice of Tenant's failure to comply with any particular term, provision or covenant of this Lease on more than two (2) occasions during any 12 month period, Tenant's subsequent violation of the same term, provision or covenant shall, at Landlord's option, be an incurable event of default by Tenant.

     C. Tenant or any Guarantor becomes insolvent, files a petition for protection under the U.S. Bankruptcy Code (or similar law) or a petition is filed against Tenant or any Guarantor under such laws and is not dismissed within 45 days after the date of such filing, makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts when due.

     D. The leasehold estate is taken by process or operation of Law.

     E. In the case of any ground floor or retail tenant, Tenant does not take possession of, or abandons or vacates all or any portion of the Premises.

     F. Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord, including, without limitation, any lease or agreement for parking.

20. REMEDIES.

     A. LANDLORD'S REMEDIES. Upon any default, Landlord shall have the right without notice or demand (except as provided in ARTICLE 19) to pursue any of its rights and remedies at Law or in equity, including any one or more of the following remedies:

     (1) Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord may, in compliance with applicable Law and without prejudice to any other right or remedy, enter upon and take possession of the Premises and expel and remove Tenant, Tenant's Property and any parties occupying all or any part of the Premises. Tenant shall pay Landlord on demand the amount of all past due Rent and other losses and damages which Landlord may suffer as a result of Tenant's default, whether by Landlord's inability to relet the Premises on satisfactory terms or otherwise, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. "Costs of Reletting" shall include commercially reasonable costs, losses and expenses incurred by Landlord in reletting all or any portion of the Premises, including the cost of removing and storing Tenant's furniture, trade fixtures, equipment, inventory or other property, repairing and/or demolishing the Premises, removing and/or replacing Tenant's signage and other fixtures, making the Premises ready for a new tenant, including the cost of advertising, commissions, architectural fees, legal fees and leasehold improvements (even if amortized over a new lease term which exceeds the balance of the Term), and any allowances and/or concessions provided by Landlord.

     (2) Terminate Tenant's right to possession of the Premises and change the locks, without judicial process, and, in compliance with applicable Law, expel and remove Tenant, Tenant's Property and any parties occupying all or any part of the Premises. If Landlord terminates Tenant's possession of the Premises under this SECTION 20.A(2), Landlord shall have no obligation to post any notice and Landlord shall have no obligation whatsoever to tender to Tenant a key for new locks installed in the Premises. Landlord may (but shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for a term that may be greater or less than the balance of the Term and on such conditions (which may include concessions, free rent and alterations of the Premises) and for such uses as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. Landlord shall not be responsible or liable for the failure to relet all or any part of the Premises or for the failure to collect any Rent. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease unless a written notice of termination is given to Tenant.

     (3) Cure such event of default for Tenant at Tenant's expense (plus a 15% administrative fee).

     (4) Withhold or suspend payment of sums Landlord would otherwise be obligated to pay to tenant under this Lease or any other agreement.

     (5) Require all future payments to be made by cashier's check, money order or wire transfer after the first time any check is returned for insufficient funds, or the second time any sum due hereunder is more than five (5) days late.

     (6) In lieu of calculating damages under SECTIONS 20.A(1) or 20.A(2) above, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant's right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the Prime Rate (defined in SECTION 20.B.) then in effect, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting.

     B. TENANT NOT RELIEVED FROM LIABILITIES. Unless expressly provided in this Lease, the repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity. If Landlord declares Tenant to be in default, Landlord shall be entitled to receive interest on any unpaid item of Rent at a rate equal to the lesser of 18% per annum or the highest rate permitted by Law. In addition, if Tenant fails to pay any item or installment of Rent when due, Tenant shall pay Landlord an administrative fee equal to 5% of the past due Rent, provided that Tenant shall be entitled to a grace period of 5 days for the first 2 late payments of Rent in a given calendar year. For purposes hereof, the "Prime Rate" shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the state in which the Building is located. Forbearance by Landlord to enforce one or more remedies shall not constitute a waiver of any default.

     C. MITIGATION OF DAMAGES. Upon termination of Tenant's right to possess the Premises, Landlord shall, to the extent required by Law (and no further), use objectively reasonable efforts to mitigate damages by reletting the Premises. Landlord shall not be deemed to have failed to do so if Landlord refuses to lease the Premises to a prospective new tenant with respect to whom Landlord would be entitled to withhold its consent pursuant to SECTION 12.A., or who (1) is an affiliate, parent or subsidiary of Tenant; (2) is not acceptable to any Mortgagee of Landlord; (3) requires improvements to the Premises to be made at Landlord's expense; or (4) is unwilling to accept lease terms then proposed by Landlord, including: (a) leasing for a shorter or longer term than remains under this Lease; (b) re-configuring or combining the Premises with other space, (c) taking all or only a part of the Premises; and/or (d) changing the use of the Premises. Notwithstanding Landlord's duty to mitigate its damages as provided herein, Landlord shall not be obligated to give any priority to reletting Tenant's space in connection with its leasing of space in the Building.

     D. LANDLORD'S LIEN. To secure Tenant's obligations under this Lease, Tenant grants Landlord a contractual security interest on all of Tenant's furniture, fixtures and equipment now or hereafter situated in the Premises and all proceeds therefrom, including insurance proceeds (collectively, "Collateral"). No Collateral shall be removed from the Premises without Landlord's prior written consent until all of Tenant's obligations are fully satisfied (except in the ordinary course of business and then only if replaced with items of same value and quality). Upon any event of default, Landlord may, to the fullest extent permitted by Law and in addition to any other remedies provided herein, enter upon the Premises and take possession of any Collateral without being held liable for trespass or conversion, and sell the same at public or private sale, after giving Tenant at least 5 days' written notice (or more if required by Law) of the time and place of such sale. Such notice may be sent with or without return receipt requested. Unless prohibited by Law, any Landlord Party may purchase any Collateral at such sale. The proceeds from such sale, less Landlord's expenses, including reasonable attorneys' fees and other expenses, shall be credited against Tenant's obligations. Any surplus shall be paid to Tenant (or as otherwise required by Law) and any deficiency shall be paid by Tenant to Landlord upon demand. Upon request, Tenant shall execute and deliver to Landlord a financing statement sufficient to perfect the foregoing security interest or Landlord may file a copy of this Lease as a financing statement, as permitted under Law.

21. LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD'S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD. No LANDLORD PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) (DEFINED IN ARTICLE
26) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN ARTICLE 26) ON THE PROPERTY, BUILDING OR PREMISES, NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. TENANT HEREBY WAIVES ALL CLAIMS AGAINST ALL LANDLORD PARTIES FOR CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES ALLEGEDLY SUFFERED BY ANY TENANT PARTIES, INCLUDING LOST PROFITS AND BUSINESS INTERRUPTION.

22. NO WAIVER. Either party's failure to declare a default immediately upon its occurrence, or delay in taking action for a default shall not constitute a waiver of the default, nor shall it constitute an estoppel. Either party's failure to enforce its rights for a default shall not constitute a waiver of its rights regarding any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance or surrender of the Premises.

23. TENANT'S RIGHT TO POSSESSION. Tenant shall, and may peacefully have, hold and enjoy the Premises without hindrance from Landlord or any person lawfully claiming through Landlord, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building, and shall not be a personal covenant of any Landlord Parties.

24. RELOCATION. Landlord may, upon 60 days' notice to Tenant, relocate the Premises to any other premises within the Building ("Relocated Premises") on a date of relocation (the "Relocation Date") specified therein. The Relocated Premises shall in all respects be substantially the same or better, as reasonably determined by Landlord, in area, finish, and appropriateness for the Permitted Use. In such event, all reasonable expenses of moving Tenant and decorating the Relocated Premises with substantially the same leasehold improvements shall be at the expense of Landlord, including the physical move, telephone installation and other costs set forth below. All moving costs (including the cost to relocate phones, computers and other systems of similar nature), all costs of reprinting stationery, cards and other printed material bearing Tenant's address at the Premises if such address changes due to the relocation (but only the quantity existing immediately prior to the relocation) and all other out-of-pocket costs directly incurred by Tenant in connection with relocation to the Relocated Premises, including but not limited to reasonable decorating and design costs, shall be paid by Landlord within thirty (30) days after receipt of third party invoices therefor. Within 5 business days following receipt of Landlord's relocation notice, Tenant shall have the option, effective as of the Relocation Date, either to enter into an appropriate lease amendment relocating the Premises, or to terminate this Lease. Failure of Tenant to choose either option shall constitute Tenant's election to relocate. If Tenant elects to relocate, Landlord shall have the option to tender the Relocated Premises to Tenant on any date within a 30 day period prior to or after the Relocation Date, in which event the date of tender of possession of the Relocated Premises shall become the Relocation Date. From the Relocation Date through the Expiration Date, the aggregate Base Rent for the Relocated Premises shall be the same as for the original Premises.

25. HOLDING OVER. Except for any permitted occupancy by Tenant under ARTICLE 8, if Tenant or any party claiming by through or under Tenant fails to surrender the Premises at the expiration or earlier termination of this Lease, continued occupancy of the Premises shall be that of a tenancy at sufferance. Tenant's occupancy of the Premises during the holdover shall be subject to all the terms and provisions of this Lease and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 200% of the greater of: (1) the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover; or (2) the fair market gross rental for the Premises as reasonably determined by Landlord. No holdover by Tenant or payment by Tenant after the expiration or early termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Landlord is unable to deliver possession of the Premises to a new tenant, or to perform improvements for a new tenant, as a result of Tenant's holdover and Tenant fails to vacate the Premises within 15 days after Landlord notifies Tenant of Landlord's inability to deliver possession, or perform improvements, Tenant shall be liable to Landlord for all damages, including without limitation, consequential damages, that Landlord suffers from the holdover.

26. SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATE. Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently affecting the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively, a "Mortgage"). The party having the benefit of a Mortgage shall be referred to as a "Mortgagee." This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. In lieu of having the Mortgage be superior to this Lease, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. If requested by a successor-in-interest to all or a part of Landlord's interest in this Lease, Tenant shall, without charge, attorn to the successor-in-interest. However, in the event of attornment after a foreclosure sale or deed in lieu of foreclosure, no purchaser of such sale, grantee of such deed, or immediate transferee from such purchaser or grantee shall be: (i) liable for any act, omission or default of Landlord; (ii) subject to any offsets or defenses which Tenant might have against Landlord; (iii) liable for or bound by any Base Rent or Additional Rent which Tenant might have paid for more than the current month to Landlord; (iv) if the Premises is more than 10,000 RSF, bound by any modification, amendment, surrender or termination of this Lease without Mortgagee's written consent (other than any modification, amendment, surrender or termination that does not require Mortgagee's consent under that certain Deed of Trust, Leasehold Deed of Trust, Security Agreement and Fixture Filing and Assignment of Leases and Rents recorded at County Clerk File No. T966808 in the Official Public Records of Real Property of Harris County, Texas and any recorded amendments thereof); (v) liable for or obligated to cure any defaults of Landlord which occurred prior to the time that Mortgagee succeeded to the interest of Landlord under this Lease;
(vi) liable, bound or responsible for or with respect to the retention, application and/or return to Tenant of any security deposit or cleaning deposit paid to Landlord under this Lease, whether or not still held by Landlord, unless and until Mortgagee has actually received for its own account the full amount of such security deposit or cleaning deposit, or (vii) liable for or bound by any agreement of Landlord with respect to the completion of any improvements to the Project or Premises or for the payment or reimbursement to Tenant of any contribution to the cost of the completion of any such improvements. Tenant shall, within 5 days after receipt of a written request from Landlord, execute and deliver an estoppel certificate to those parties as are reasonably requested by Landlord (including a Mortgagee or prospective purchaser). The estoppel certificate shall include a statement certifying that this Lease is unmodified (except as identified in the estoppel certificate) and in full force and effect, describing the dates to which Rent and other charges have been paid, representing that, to the best of Tenant's knowledge, there is no default (or stating the nature of the alleged default) and certifying other matters with respect to this Lease that may reasonably be requested.

27. ATTORNEYS' FEES. If either party institutes a suit against the other for violation of or to enforce any covenant or condition of this Lease, or if either party intervenes in any suit in which the other is a party to enforce or protect its interest or rights, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys' fees.

28. NOTICE. If a demand, request, approval, consent or notice (collectively, a "notice") shall or may be given to either party by the other, the notice shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service, or sent by facsimile, at the party's respective Notice Address(es) set forth in
Article 1, except that if Tenant has vacated the Premises (or if the Notice Address for Tenant is other than the Premises, and Tenant has vacated such address) without providing Landlord a new Notice Address, Landlord may serve notice in any manner described in this Article or in any other manner permitted by Law. Each notice shall be deemed to have been received or given on the earlier to occur of actual delivery (which, in the case of delivery by facsimile, shall be deemed to occur at the time of delivery indicated on the electronic confirmation of the facsimile) or the date on which delivery is refused, or, if Tenant has vacated the

Premises or the other Notice Address of Tenant without providing a new Notice Address, three (3) days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address by giving the other party written notice of the new address in the manner described in this Article.

29. RESERVED RIGHTS. This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself the use of: (A) roofs, (B) telephone, electrical and janitorial closets, (C) equipment rooms, Building risers or similar areas that are used by Landlord for the provision of Building services, (D) rights to the land and improvements below the floor of the Premises, (E) the improvements and air rights above the Premises, (F) the improvements and air rights outside the demising walls of the Premises, (G) the areas within the Premises used for the installation of utility lines and other installations serving occupants of the Building, and (H) any other areas designated from time to time by Landlord as service areas of the Building. Landlord has the right to change the Building's name or address. Landlord also has the right to make such other changes to the Property and Building as Landlord deems appropriate, provided the changes do not materially affect Tenant's ability to use the Premises for the Permitted Use. Landlord shall also have the right (but not the obligation) to temporarily close the Building if Landlord reasonably determines that there is an imminent danger of significant damage to the Building or of personal injury to Landlord's employees or the occupants of the Building. The circumstances under which Landlord may temporarily close the Building shall include, without limitation, electrical interruptions, hurricanes and civil disturbances. A closure of the Building under such circumstances shall not constitute a constructive eviction nor entitle Tenant to an abatement or reduction of Rent.

30. SURRENDER OF PREMISES. At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall remove Tenant's Property from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear excepted. Tenant shall also be required to remove Tenant's Removable Property in accordance with
ARTICLE 9. If Tenant fails to remove any of Tenant's Property within 2 days after the termination of this Lease or of Tenant's right to possession, Landlord, at Tenant's sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant's Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant's Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred for Tenant's Property. In addition, if Tenant fails to remove Tenant's Property from the Premises or storage, as the case may be, within 30 days after written notice, Landlord may deem all or any part of Tenant's Property to be abandoned, and title to Tenant's Property shall be deemed to be immediately vested in Landlord.

31. HAZARDOUS MATERIALS. No Hazardous Material (hereinafter defined) (except for de minimis quantities of household cleaning products and office supplies used in the ordinary course of Tenant's business at the Premises and that are used, kept and disposed of in compliance with Laws) shall be brought upon, used, kept or disposed of in or about the Premises or the Building by any Tenant Parties or any of Tenant's transferees, contractors or licensees without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion. Tenant's request for such consent shall include a representation and warranty by Tenant that the Hazardous Material in question (A) is necessary in the ordinary course of Tenant's business, and (B) shall be used, kept and disposed of in compliance with all Laws. If Contamination (hereinafter defined) occurs as a result of an act or omission of any Tenant Party, Tenant shall, at its expense, promptly take all actions necessary to comply with Laws and to return the Premises, the Building, the Property and/or any adjoining or affected property to its condition prior to such Contamination, subject to Landlord's prior written approval of Tenant's proposed methods, times and procedures for remediation. Tenant shall provide Landlord reasonably satisfactory evidence that such actions shall not adversely affect any Landlord Party or contaminated property. Landlord may require that a representative of Landlord be present during any such actions and/or that such actions be taken after business hours. If Tenant fails to take and diligently prosecute any necessary remediation actions within 30 days after written notice from Landlord or an authorized governmental agency (or any shorter period required by any governmental agency), Landlord may take such actions and Tenant shall reimburse Landlord therefor, plus a 15% administrative fee, within 30 days of Landlord's invoice. For purposes of this ARTICLE 31, a "Hazardous Material" is any substance (Y) the presence of which requires, or may hereafter require, notification, investigation or remediation under any Laws; or (Z) which is now or hereafter defined, listed or regulated by any governmental authority as a "hazardous waste", "extremely hazardous waste", "solid waste", "toxic substance", "hazardous substance", "hazardous material" or "regulated substance", or otherwise regulated under any Laws. "Contamination" means any release or disposal of a Hazardous Material in, on, under, at or from the Premises, the Building or the Property which may result in any liability, fine, use restriction, cost recovery lien, remediation requirement or other government or private party action or imposition affecting any Landlord Party. For purposes of this Lease, claims arising from Contamination shall include diminution in value, restrictions on use, adverse impact on leasing space, and all costs of site investigation, remediation, removal and restoration work, including response costs under CERCLA and similar statutes.

32. MISCELLANEOUS.

     A. GOVERNING LAW; JURISDICTION AND VENUE; SEVERABILITY; PARAGRAPH HEADINGS. This Lease and the rights and obligations of the parties shall be interpreted, construed and enforced in accordance with the Laws of the state in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state. If any term or provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by Law. The headings and titles to the Articles and Sections of this Lease are for convenience only and shall have no effect on the interpretation of any part of this Lease.

     B. RECORDING. Tenant shall not record this Lease or any memorandum without Landlord's prior written consent.

     C. FORCE MAJEURE. Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, civil disturbances and other causes beyond the reasonable control of the performing party ("Force Majeure"). However, events of Force Majeure shall not extend any period of time for the payment of Rent or other sums payable by either party or any period of time for the written exercise of an option or right by either party.

     D. TRANSFERABILITY; RELEASE OF LANDLORD. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and/or Property referred to herein, and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations.

     E. BROKERS. Tenant represents that it has(1) in connection with this Lease. Tenant shall indemnify and hold the Landlord Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold the Tenant Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease.

     F. AUTHORITY; JOINT AND SEVERAL LIABILITY. Tenant covenants, warrants and represents that: (1) each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant; (2) this Lease is binding upon and enforceable against Tenant; and (3) Tenant is duly organized and legally existing in the gate of its organization and is qualified to do business in the state in which the Premises are located. If there is more than one Tenant, or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities. Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them.

     G. TIME IS OF THE ESSENCE; RELATIONSHIP; SUCCESSORS AND ASSIGNS. Time is of the essence with respect to Tenant's exercise of any expansion, renewal or extension rights or other options granted to Tenant. This Lease shall create only the relationship of landlord and tenant between the parties, and not a partnership, joint venture or any other relationship. This Lease and the covenants and conditions in this Lease shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns.

     H. SURVIVAL OF OBLIGATIONS. The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the

----------
(1)  NOT DEALT WITH ANY BROKER.

expiration or early termination of this Lease. Without limiting the scope of the prior sentence, it is agreed that Tenant's obligations under SECTIONS 4.A, 4.B, 8, 14, 20, 25, 30 and 31 shall survive the expiration or early termination of this Lease.

     I. BINDING EFFECT. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery of it does not constitute an offer to Tenant or an option. This Lease shall not be effective against any party hereto until an original copy of this Lease has been signed by such party. The term of this Lease shall commence on the Effective Date and end, unless sooner terminated in accordance with the terms hereof, on the Expiration Date.

     J. FULL AGREEMENT; AMENDMENTS. This Lease contains the parties' entire agreement regarding the subject matter hereof. All understandings, discussions, and agreements previously made between the parties, written or oral, are superseded by this Lease, and neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant. The exhibits and riders attached hereto are incorporated herein and made a part of this Lease for all purposes.

     K. TAX WAIVER. TENANT WAIVES ALL RIGHTS PURSUANT TO ALL LAWS TO PROTEST APPRAISED VALUES OR RECEIVE NOTICE OR REAPPRAISAL REGARDING THE PROPERTY (INCLUDING LANDLORD'S PERSONALTY), IRRESPECTIVE OF WHETHER LANDLORD CONTESTS SAME.

     L. WAIVER OF CONSUMER RIGHTS. TENANT HEREBY WAIVES ALL ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT'S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.

     M. TENANT'S SECURITY. Tenant shall (1) lock the doors to the Premises and take other reasonable steps to secure the Premises and the personal property of all Tenant Parties and any of Tenant's transferees, contractors or licensees in the Common Areas and parking facilities of the Building and Property, from unlawful intrusion, theft, fire and other hazards; (2) keep and maintain in good working order all security devices installed in the Premises by or for the benefit of Tenant (such as locks, smoke detectors and burglar alarms), which shall be integrated with any other Building security systems; and (3) cooperate with Landlord and other tenants in the Building on security matters. Tenant acknowledges that Landlord is not a guarantor of the security or safety of the Tenant Parties or their property, and that such matters are the responsibility of Tenant and the local law enforcement authorities.

     Landlord and Tenant have executed this Lease as of the day and year first above written.

                                        LANDLORD

                                        CRESCENT REAL ESTATE EQUITIES LIMITED
                                        PARTNERSHIP,
                                        a Delaware limited partnership

                                        By: Crescent Real Estate Equities, Ltd.,
                                        a Delaware corporation, its General
                                        Partner


                                        By: /s/ Jane B. Page
                                            ------------------------------------
                                            Jane B. Page, Vice President
                                            Houston Region--Asset Management

                                        TENANT

                                        GREAT SPIRITS COMPANY L.L.C.,
                                        a Delaware limited liability company


                                        By: /s/ Mark Andrews
                                            ------------------------------------
                                        Mark Andrews
                                        Title: President

                                   EXHIBIT A-1

                        OUTLINE AND LOCATION OF PREMISES

                                    [Diagram]

                                   EXHIBIT A-2

                          LEGAL DESCRIPTION OF PROPERTY

     All of Block 131, South Side Buffalo Bayou ("S.S.B.B."), City of Houston, Harris County, Texas, being that property bounded by the center lines of Caroline and Austin Streets and McKinney and Lamar Avenues in the City of Houston, Harris County, Texas.

     All of Block 132, S.S.B.B., City of Houston, Harris County, Texas, being that property bounded by the center lines of San Jacinto and Caroline Streets and McKinney and Lamar Avenues in the City of Houston, Harris County, Texas.

     All of those air rights, as hereinafter defined in the easements abutting Blocks 131 and 132, being a portion of those rights conveyed by the City of Houston to Houston Center corporation by one or more of three (3) Quitclaim Deeds, the first dated August 26, 1971, recorded in Volume 8575, Page 518 of the Deed Records of Harris County, Texas, the second dated December 18, 1973, recorded under film Code No. ###-##-#### in the Official Public Records of Real Property of Harris County, Texas, and the third dated January 7, 1977, recorded under Film Code No. 156-190-1502 in the Official Public Records of Real Property of Harris County, Texas, all of such Deeds being authorized by City of Houston Ordinance No. 70-1881 passed on October 28, 1970, the air rights conveyed by said Quitclaim Deeds being the City of Houston easement rights between a plane 20 feet above the crowns of the existing streets and a plane 500 feet above such street crowns, in certain streets including those surrounding Blocks 131 and 132, except all rights in the South one-half of McKinney Avenue abutting Block 132 adjoining the Hornberger Tract which is described as Lot 11 and West 16.67 feet of Lot 5.

                                    EXHIBIT B

                              RULES AND REGULATIONS

(1) Tenant and Tenant's employees shall have access to the Premises 24 hours a day, seven days per week. On Saturdays, Sundays and Holidays, and on other days between the hours of 6:00 P.M. and 8:00 A.M. the following day, or such other hours as Landlord shall determine from time to time, access to the Building and/or to the passageways, entrances, exits, shipping areas, halls, corridors, elevators or stairways and other areas in the Building may be restricted and access gained by use of a key to the outside doors of the Building, or pursuant to such security procedures Landlord may from time to time impose. All such areas, and all roofs, are not for use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals in the normal course of Tenant's business unless such persons are engaged in activities which are illegal or violate these Rules. No Tenant and no employee or invitee of Tenant shall enter into areas reserved for the exclusive use of Landlord, its employees or invitees. Tenant shall keep doors to corridors and lobbies closed except when persons are entering or leaving.

(2) Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Building, or on any part of the inside of the Premises which can be seen from the outside of the Premises, without the prior consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as may be first approved by Landlord in writing. Landlord shall prescribe the suite number and identification sign for the Premises (which shall be prepared and installed by Landlord at Tenant's expense). Landlord reserves the right to remove at Tenant's expense all matter not so installed or approved without notice to Tenant.

(3) Tenant shall not in any manner use the name of the Building for any purpose other than that of the business address of the Tenant, or use any picture or likeness of the Building, in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material without Landlord's express consent in writing.

(4) Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls. Blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices, shall not be placed in or about the outside windows in the Premises except to the extent, if any, that the character, shape, color, material and make thereof is first approved by the Landlord.

(5) Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Building only at times and in the manner designated by Landlord, and always at the Tenant's sole responsibility and risk. All damage done to the Building by moving or maintaining such furniture, freight or articles shall be repaired by Landlord at Tenant's expense. Landlord may inspect items brought into the Building or Premises with respect to weight or dangerous nature. Landlord may require that all furniture, equipment, cartons and similar articles removed from the Premises or the Building be listed and a removal permit therefor first be obtained from Landlord. Tenant shall not take or permit to be taken in or out of other entrances or elevators of the Building, any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Tenant shall not allow anything to remain in or obstruct in any way, any lobby, corridor, sidewalk, passageway, entrance, exit, hall, stairway, shipping area, or other such area. Tenant shall move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Building employees) that are at tiny time being taken from the Premises directly to the areas designated for disposal. Any hand-carts used at the Building shall have rubber wheels.

(6) Tenant shall not overload any floor or part thereof in the Premises, or Building, including any public corridors or elevators therein bringing in or removing any large or heavy articles, and Landlord may direct and control the location of safes and all other heavy articles and require supplementary supports at Tenant's expense of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

(7) Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant. Tenant, upon termination of its tenancy, shall deliver to the Landlord all keys of offices, rooms and toilet rooms which have been furnished Tenant or which the Tenant shall have had made, and in the event of loss of any keys so furnished shall pay Landlord therefor.

(8) If Tenant desires signal, communication, alarm or other utility or similar service connections installed or changed, Tenant shall not install or change the same without the prior approval of Landlord, and then only under Landlord's direction at Tenant's expense. Tenant shall not install in the Premises any equipment which requires more electric current than Landlord is required to provide under this Lease, without Landlord's prior approval, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of electric wiring in the Building and the Premises and the needs of tenants of the Building, and shall not in any event connect a greater load than such safe capacity.

(9) Tenant shall not obtain for use upon the Premises ice, drinking water, towel, janitor and other similar services, except from persons approved by the Landlord. Any person engaged by Tenant to provide janitor or other services shall be subject to direction by the manager or security personnel of the Building.

(10) The toilet rooms, urinals, wash bowls and other such apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this Rule shall be borne by the tenant who, or whose employees or invitees shall have caused it.

(11) The janitorial closets, utility closets, telephone closets, brown closets, electrical closets, storage closets, and other such closets, rooms and areas shall be used only for the purposes and in the manner designated by Landlord, and may not be used by tenants, or their contractors, agents, employees, or other parties without Landlord's prior written consent.

(12) Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules. Tenant shall not at any time manufacture, sell, use or give away, any spirituous, fermented, intoxicating or alcoholic liquors on the Premises, except in the normal course of business as an importer and marketer of spirits, nor permit any of the same to occur (except in connection with occasional social or business events conducted in the Premises which do not violate any Laws nor bother or annoy any other tenants). Tenant shall not at any time sell, purchase or give away, food in any form by or to any of Tenant's agents or employees or any other parties on the Premises, nor permit any of the same to occur (other than in lunch rooms or kitchens for employees as may be permitted or installed by Landlord, which does not violate any laws or bother or annoy any other tenant).

(13) Tenant shall not make any room-to-room canvass to solicit business or information or to distribute any article or material to or from other tenants or occupants of the Building and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the Tenant's use of the Premises specified in the Lease.

(14) Tenant shall not waste electricity, water, heat or air conditioning or other utilities or services, and agrees to cooperate fully with Landlord to assure the most effective and energy efficient operation of the Building and shall not allow the adjustment (except by Landlord's authorized Building personnel) of any controls. Tenant shall keep corridor doors closed and shall not open any windows, except that if the air circulation shall not be in operation, windows which are openable may be opened with Landlord's consent. As a condition to claiming any deficiency in the air-conditioning or ventilation services provided by Landlord, Tenant shall close any blinds or drapes in the Premises to prevent or minimize direct sunlight.

(15) Tenant shall conduct no auction, fire or "going out of business sale" or bankruptcy sale in or from the Premises, and such prohibition shall apply to Tenant's creditors.

(16) Tenant shall cooperate and comply with any reasonable safety or security programs, including fire drills and air raid drills, and the appointment of "fire wardens" developed by Landlord for the Building, or required by Law. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes).

(17) Tenant will comply with all municipal, county, state, federal or other government laws, statutes, codes, regulations and other requirements, including without limitation, environmental, health, safety and police requirements and regulations respecting the Premises, now or hereinafter in force, at its sole cost, and will not use the Premises for any immoral purposes.

(18) Tenant shall not (i) carry on any business, activity or service except those ordinarily embraced within the permitted use of the Premises specified in the Lease and more particularly, but without limiting the generality of the foregoing, shall not (ii) install or operate any internal combustion engine, boiler, machinery, refrigerating (except a refrigerator in the kitchen or employee break room), heating or air conditioning equipment in or about the Premises, (iii) use the Premises for housing, lodging or sleeping purposes or for the washing of clothes, (iv) place any radio or television antennae other than inside of the Premises, (v) operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises,
(vi) use any source of power other than electricity, (vii) operate any electrical or other device from which may emanate electrical or other waves which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Building or elsewhere, (viii) bring or permit any bicycle or other vehicle, or dog (except in the company of a blind person or except where specifically permitted) or other animal or bird in the Building, (ix) make or permit objectionable noise or odor to emanate from the Premises, (x) do anything in or about the Premises tending to create or maintain a nuisance or do any act tending to injure the reputation of the Building, (xi) throw or permit to be thrown or dropped any article from any window or other opening in the Building, (xii) use or permit upon the Premises anything that will invalidate or increase the rate of insurance on any policies of insurance now or hereafter carried on the Building or violate the certificates of occupancy issued for the premises or the Building, (xiii) use the Premises for any purpose, or permit upon the Premises anything, that may be dangerous to persons or property (including but not limited to flammable oils, fluids, paints, chemicals, firearms or any explosive articles or materials) nor (xiv) do or permit anything to be done upon the Premises in any way tending to disturb any other tenant at the Building or the occupants of neighboring property.

(19) If the Building shall now or hereafter contain a building garage, parking structure or other parking area or locally, the following Rules shall apply in such areas or facilities:

     (i) Parking shall be available in areas designated generally for tenant parking 24 hours a day, seven days per week, for such daily or monthly charges as Landlord may establish from time to time. In all cases, parking for Tenant and its employees and visitors shall be on a "first come, first served," unassigned basis, with Landlord and other tenants at the Building, and their employees and visitors, and other persons to whom Landlord shall grant the right or who shall otherwise have the right to use the same, all subject to these Rules, as the same may be amended or supplemented, and applied on a non-discriminatory basis. Notwithstanding the foregoing to the contrary, Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, handicapped individuals, and other tenants, visitors of tenants or other persons, and Tenant and its employees and visitors shall not park in any such assigned or reserved spaces. Landlord may restrict or prohibit full size vans and other large vehicles.

     (ii) In case of any violation of these provisions, Landlord may refuse to permit the violator to park, and may remove the vehicle owned or driven by the violator from the Building without liability whatsoever, at such violator's risk and expense. Landlord reserves the right to close all or a portion of the parking areas or facilities in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the same, or if required by casualty, strike, condemnation, act of God, Law or governmental requirement, or any other reason beyond Landlord's reasonable control. In the event access is denied for any reason, any monthly parking charges shall be abated to the extent access is denied, as Tenant's sole recourse. Tenant acknowledges that such parking areas or facilities may be operated by an independent contractor not affiliated with Landlord, and

          Tenant acknowledges that in such event, Landlord shall have no liability for claims arising through acts or omissions of such independent contractor, if such contractor is reputable.

     (iii) Hours shall be 7:30 AM. to 6:00 P.M., Monday through Friday, and 9:00 A.M. to 1:00 P.M. on Saturdays, or such other hours as may be reasonably established by Landlord or its parking operator from time to time; cars must be parked entirely within the stall lines, and only small cars may be parked in areas reserved for small cars; all directional signs and arrows must be observed; the speed limit shall be 5 miles per hour; spaces reserved for handicapped parking must be used only by vehicles properly designated; every parker is required to park and lock his own car; washing, waxing, cleaning or servicing of any vehicle is prohibited; parking spaces may be used only for parking automobiles; parking is prohibited in areas: (a) not striped or designated for parking, (b) aisles, (c) where "no parking" signs are posted, (d) on ramps, and (e) loading areas and other specially designated areas. Delivery trucks and vehicles shall use only those areas designated therefor.

                                    EXHIBIT C

                               COMMENCEMENT LETTER

Re: Office Lease dated ____________________, 200_, (the "Lease") between CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP ("Landlord") and GREAT SPIRITS COMPANY L.L.C. ("Tenant") for Premises, the Rentable Square Footage of which is 1,016, located on the 11th floor of 4 Houston Center. Unless otherwise specified, all capitalized terms used herein shall have the same meanings as in the Lease.

Landlord and Tenant agree that:

1. Except for punchlist items if any, Landlord has fully completed all Landlord Work required under the terms of the Lease.

2. The Premises are usable by Tenant as intended; Landlord has no further obligation to perform any Landlord Work or other construction (except punchlist items), and Tenant acknowledges that both the Building and the Premises are satisfactory in all respects.

3.   The Commencement Date of the Lease is __________________, 20__.

4.   The Expiration Date of the Lease is the last day of __________________,
     ____.

5.   Tenant's Address at the Premises after the Commencement Date is:

     ___________________________________

     ___________________________________

     ___________________________________

     Attention:_________________________

     Telephone: ________________________

     Facsimile: ________________________

All other terms and conditions of the Lease are ratified and acknowledged to be unchanged.

     EXECUTED as of _________________, 200_.

                         (ATTACH APPROPRIATE SIGNATURES)

                                    EXHIBIT D

                                      NONE

                                    EXHIBIT E

                                PARKING AGREEMENT

     This Parking Agreement (the "Agreement") is attached as an Exhibit to an Office Lease (the "Lease") between CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, as Landlord, and GREAT SPIRITS COMPANY L.L.C., as Tenant, for Premise, the Rentable Square Footage of which is 1,016, located on the 11th floor of the Building. Unless otherwise specified, all capitalized terms used in this Agreement shall have the same meanings as in the Lease. In the event of any conflict between the Lease and this Agreement, the latter shall control.

     1. Within 30 days after the Commencement Date (and with respect to any future permits, within 30 days after the delivery of additional Rentable Square Footage of the Premises applicable to such future permits), Tenant may elect to take, by giving Landlord written notice within such 30 day period, and Landlord shall then provide up to one (1) unreserved permit allowing access to unreserved spaces in the 4 Houston Center Garage (the "Parking Facilities"), and one (1) additional unreserved permit allowing access to unreserved spaces in the Parking Facilities on a month-to-month basis. During the Term (including any renewal or extension), Tenant shall pay Landlord's quoted monthly contract rate (as set from time to time) for each unreserved permit, plus any taxes thereon. Landlord's quoted monthly contract rate is currently set as $146.00 for each unreserved permit in the Parking Facilities. Tenant's failure to pay for any of the above-referenced parking permits as provided for herein shall be an event of default under the Lease.

     2. Tenant may permanently return, all or any, of the parking permits that it has timely elected to take by giving Landlord thirty (30) days' written notice of the effective date of the return. Upon such effective date, Landlord's obligation to provide, and Tenant's obligation to pay for, such returned permits shall terminate. Prior to such effective date, Tenant shall return any key-card, sticker, or other identification or entrance enabling device provided by Landlord. Landlord shall have no obligation to provide Tenant, and Tenant shall have no right to, any packing permits that are returned or that Tenant does not timely elect to take.

     3. Tenant shall at all times comply with all Laws respecting the use of the Parking Facilities. Landlord reserves the right to adopt, modify, and enforce reasonable rules and regulations governing the use of the Parking Facilities from time to time including any key-card, sticker, or other identification or entrance systems and hours of operations. Landlord may refuse to permit any person who violates such rules and regulations to park in the Parking Facilities, and any violation of the rules and regulations shall subject the car to removal from the Parking Facilities.

     4. Tenant may validate visitor parking by such method or methods as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking. Unless specified to the contrary above, the parking spaces for the parking permits provided hereunder shall be provided on an unreserved, "first-come, first-served" basis. Tenant acknowledges that Landlord has arranged or may arrange for the Parking Facilities to be operated by an independent contractor, not affiliated with Landlord. In such event, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor. Except for intentional acts or gross negligence, Landlord shall have no liability whatsoever for any damage to vehicles or any other items located in or about the Parking Facilities, nor for any personal injuries or death arising out of any matter relating to the Parking Facilities, and in all events, Tenant agrees to seek recovery from its insurance carrier and to require Tenant's employees to seek recovery from their respective insurance carriers for payment of any losses sustained in connection with any use of the Parking Facilities. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or Landlord's agents. Landlord reserves the right to assign specific parking spaces, and to reserve parking spaces for visitors, small cars, handicapped persons and for other tenants, guests of tenants or other parties, with assigned and/or reserved spaces. Such reserved spaces may be relocated as determined by Landlord from time to time, and Tenant and persons designated by Tenant hereunder shall not park in any such assigned or reserved parking spaces. Landlord also reserves the right to close all or any portion of the Parking Facilities, at its discretion or if required by casualty, strike, condemnation, repair, alteration, act of God, Laws, or other reason beyond Landlord's reasonable control; provided, however, that except for matters beyond Landlord's reasonable control, any such closure shall be temporary in nature. If Tenant's use of any parking permit is precluded for any reason, Tenant's sole remedy for any period during which Tenant's use of any parking permit is precluded shall be abatement of parking charges for such precluded permits. Tenants shall not assign its rights under this Agreement except in connection with a Permitted Transfer.

     5. Except as may be expressly set forth to the contrary in Paragraph 1 of this Agreement, if Tenant fails to pay any charges for parking permits as provided herein, or otherwise defaults in its performance of any of the terms or conditions of this Agreement, such default shall constitute an event of default under the Lease, and in addition to any rights or remedies available to Landlord in the event of a default under the Lease, Landlord shall have the right to cancel this Agreement and/or remove any vehicles from the Parking Facilities. In addition, any default under the Lease shall constitute a default under this Agreement.

     6. TENANT ACKNOWLEDGES AND AGREES THAT TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD SHALL NOT BE RESPONSIBLE FOR ANY LOSS OR DAMAGE TO TENANT OR TENANT'S PROPERTY (INCLUDING WITHOUT LIMITATION, ANY LOSS OR DAMAGE TO TENANT'S AUTOMOBILES OR THE CONTENTS THEREFOR DUE TO THEFT, VANDALISM, OR ACCIDENT) ARISING FROM OR RELATED TO TENANT'S USE OF THE PARKING FACILITIES OR EXERCISE OF ANY RIGHTS UNDER THIS AGREEMENT, WHETHER OR NOT SUCH LOSS OR DAMAGE RESULTS FROM LANDLORD'S ACTIVE NEGLIGENCE OR NEGLIGENT OMISSION. THE LIMITATION ON LANDLORD'S LIABILITY UNDER THE PRECEDING SENTENCE SHALL NOT APPLY, HOWEVER, TO LOSS OR DAMAGE ARISING DIRECTLY FROM LANDLORD'S WILLFUL MISCONDUCT.

     7. WITHOUT LIMITING THE PROVISIONS OF PARAGRAPH 6 ABOVE, TENANT HEREBY VOLUNTARILY RELEASES, DISCHARGES, WAIVES, AND RELINQUISHES ANY AND ALL ACTIONS OR CAUSES OF ACTION FOR PERSONAL INJURY OR PROPERTY DAMAGE OCCURRING TO TENANT ARISING AS A RESULT OF USING THE PARKING FACILITIES, OR ANY ACTIVITIES INCIDENTAL THERETO, WHEREVER OR HOWEVER THE SAME MAY OCCUR, AND FURTHER AGREES THAT TENANT WILL NOT PROSECUTE ANY CLAIM FOR PERSONAL INJURY OR PROPERTY DAMAGE AGAINST LANDLORD OR ANY OF ITS OFFICERS, AGENTS, SERVANTS, OR EMPLOYEES FOR ANY SUCH CAUSE OF ACTION. IT IS THE INTENTION OF TENANT BY THIS INSTRUMENT, TO EXEMPT AND RELIEVE LANDLORD FROM LIABILITY FOR PERSONAL INJURY OR PROPERTY DAMAGE CAUSED BY NEGLIGENCE.

     Tenant acknowledges that it has read the provisions of PARAGRAPH 7, has been fully and completely advised of the potential dangers of parking in the Parking Facilities, and is fully aware of the legal consequences of this instrument.

                                   RIDER NO. 1

                                OPTION TO EXTEND

A. RENEWAL PERIOD. Tenant may, at its option, extend the Term for one renewal period(s) of one year each (the "RENEWAL PERIOD(S)") by written notice to Landlord (the "RENEWAL NOTICE") given no earlier than 3 nor later than 2 months prior to the expiration of the Term (as it may have been extended or preceding Renewal Period, as applicable), provided that at the time of such notice and at the commencement of such Renewal Period, (i) Tenant remains in occupancy of the Premises, and (ii) no uncured Event of Default exists under the Lease (and no condition exists which, with the passage of time and/or giving of notice, would be an Event of Default). Such Renewal Period shall commence upon the expiration date of the initial Term (or preceding Renewal Period, as applicable). The Base Rent payable during the Renewal Period shall be at Landlord's then-quoted Building rental rates for the Premises, including any projected rate increases over the applicable Renewal Period. However, in no event shall the Base Rent for any Renewal Period be less than the Base Rent during the last year of the Term (or preceding Renewal Period, as applicable). Except as provided in this Rider No. 1, all terms and conditions of the Lease shall continue to apply during the Renewal Period(s).

B. ACCEPTANCE. Within 30 days of the Renewal Notice, Landlord shall notify Tenant of the Base Rent for such Renewal Period (the "RENTAL NOTICE"). Tenant may accept the terms set forth in the Rental Notice by written notice (the "ACCEPTANCE NOTICE") to Landlord given within 15 days after receipt of the Rental Notice. If Tenant timely delivers its Acceptance Notice, Tenant shall, within 15 days after receipt, execute a lease amendment confirming the Base Rent and other terms applicable during the Renewal Period. If Tenant fails timely (i) to deliver its Acceptance Notice or (ii) to execute and return the required lease amendment, then this Option to Extend shall automatically expire and be of no further force or effect. In addition, this Option to Extend shall terminate upon assignment of this Lease or subletting of all or any part of the Premises.


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